EXHIBIT 21

S1 Subsidiaries	State/Jurisdiction of Incorporations

Financial Information Consulting Services Group N.V.
Mosaic Software Holdings, Ltd
Postilion, Inc
Postilion International Limited
Postilion International (Pty), Ltd.
Regency Systems, Inc
S1, Inc.
S1 Belgium N.V.
S1 Corporation (S) PTE Limited
S1 Deutschland GmbH
S1 Enterprise, Inc.
S1 Enterprise Europe, Ltd
S1 Europe Holdings C.V.A
S1 Greater China Limited
S1 Holdings, LLC
S1 Ireland Ltd.
S1 Real Estate Holdings, LLC
S1 Services India Pvt. Ltd.
S1 Tech Services, Ltd.
S1 UK Ltd
Software Dynamics, Incorporated
Temple Acquisition Corporation
X/Net Associates, Inc.
Belgium Corporation
UK Corporation
Florida Corporation
UK Corporation
South Africa Corporation
Texas Corporation
Kentucky Corporation
Belgium Corporation
Singapore Corporation
Germany Corporation
Delaware Corporation
UK Corporation
Belgium Corporation
Hong Kong Corporation
Delaware LLC
Ireland Corporation
Delaware Corporation
India Corporation
Thailand Corporation
UK Corporation
California Corporation
Delaware Corporation
New York Corporation